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                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Life Re Corporation for the registration of 67,000 shares of its common stock and to the incorporation by reference therein of our report dated February 4, 1997, with respect to the consolidated financial statements and schedule of Life Re Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP
                                                               Ernst & Young LLP

Stamford, Connecticut
August 29, 1997